Exhibit 10.18†

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.
AMENDED AND RESTATED PATHOLOGY SERVICES AGREEMENT
THIS AMENDED AND RESTATED PATHOLOGY SERVICES AGREEMENT (“Agreement”) is made this 16th day of October, 2017 (the “Effective Date”), by and among VERACYTE, INC., a Delaware corporation (“Veracyte”), and THYROID CYTOPATHOLOGY PARTNERS, P.A., a Texas professional association (“Pathologists”). Veracyte and Pathologists are sometimes referred to in this Agreement as a “Party” or, collectively, as the “Parties.”
RECITALS
A.    Veracyte and Pathologists’ predecessors in interest, Brazos Valley Pathology, P.A. d/b/a Reitpath, entered into that certain Pathology Services Agreement dated November 12, 2010 (the “Original Effective Date”), as amended by the First Amendment, Second Amendment and Third Amendment (as amended, the “Original Agreement”).
B.    Veracyte and Pathologists now desire to enter into this Agreement in order to amend and restate the Original Agreement in its entirety.
C.    Veracyte is engaged in the business of developing and marketing diagnostic testing utilizing Veracyte’s proprietary molecular assays and procuring the related anatomic and cytologic pathology. Veracyte is not licensed to practice medicine, but does require the assistance of pathologists who are licensed in states in which Veracyte does business and in states in which patients who utilize Veracyte’s services reside.
D.    Pathologists is a Texas professional association which is engaged in the practice of medicine and specializes in pathology.
E.    Veracyte desires to retain the services of Pathologists to provide professional pathology services on the terms and conditions stated herein.
AGREEMENT
THE PARTIES AGREE AS FOLLOWS:
1.Engagement.

(a)Scope of Engagement. Veracyte hereby grants to Pathologists the exclusive right to provide cytopathologic studies of thyroid specimens referred to Veracyte for cytology testing, except as set forth in Exhibit A (“Exceptions to Exclusivity”). Unless otherwise agreed in writing, Pathologists shall have no responsibility or liability for:
(i)the processing of any pathology specimens or for the performance of any clinical laboratory tests by Veracyte or any third party; and
(ii)any services provided by third party pathologists engaged by Veracyte pursuant to Section 9(b) below.

(b)Approved Physicians. Pathologists will provide the services through individual physicians listed on Exhibit B (“Approved Physicians”). From time to time additional physicians may be engaged by Pathologists to furnish services under this Agreement; provided, however, that each additional physician must satisfy the professional standards and qualifications set forth in this Agreement. Veracyte shall have the sole discretion to approve any such physician in writing prior to furnishing services, provided that Pathologists are not in breach of this Agreement, then such approval may not be unreasonably withheld. Pathologists shall also undertake commercially reasonable efforts to hire a nationally recognized thyroid expert, on at least a part-time basis, to assist Pathologists in providing the Services (as defined below) pursuant to this Agreement.

(c)Geographic Limitation. Services will be provided in the Austin, Texas metropolitan area unless otherwise agreed.

(d)International Arrangements. The Parties shall meet and confer in good faith to negotiate the terms and conditions pursuant to which the Services may be provided by Pathologists for samples obtained outside of the United States by Veracyte. Veracyte may engage multiple service providers to provide the Services for patients located outside of the United States.

2.Duties and Responsibilities of Pathologists.

(a)Pathology Services. Pathologists shall provide physicians and other qualified professionals necessary to provide comprehensive professional cytology evaluation on thyroid specimens from patients referred to Veracyte. Pathology services include (collectively, the “Services”):

(i)macroscopic and microscopic examinations of thyroid cytology specimens including microscopic evaluation of cell blocks prepared on fluids from thyroid FNAs;

(ii)evaluation of thyroid FNAs;

(iii)on occasion TCP may receive requests for consultations as well as for evaluation of non-thyroid FNAs, such as salivary glands or Lymph Nodes;

(iv)interpretation of immunohistochemical stains

(v)the reporting of these examinations and findings in accordance with Veracyte’s laboratory information system and protocols;

(vi)CPT-4 coding in compliance with all applicable federal, state and local laws, rules and regulations (collectively, the “Laws”) with respect to the Medicare and Medicaid programs and any other Federal health care program, as defined at 42 U.S.C. Section 1320a-7b(f) (collectively, the “Federal Health Care Programs”); and

(vii)any additional services set forth on Exhibit C.

(b)Equipment. Pathologists shall provide all equipment required to perform the Services, including, but not limited to: microscopes, computers, telecommunications, networking capability, and other tools as necessary to provide the services. Veracyte shall provide or bear the cost of software for report generation and any additional hardware, software or computer system infrastructure required by Veracyte or needed to meet Veracyte’s standards. If the Parties determine that transcription and dictation equipment and/or services are needed, the Parties shall, as soon as reasonably practicable, meet and confer in good faith to negotiate the responsibility for procurement and payment of such items.

(c)Consultation. Pathologists shall consult with Veracyte’s laboratory director, if any, as clinically appropriate and in accordance with applicable licensing, accreditation and certification standards and requirements.

(d)Business Promotion. Pathologists shall assist Veracyte, at Veracyte’s expense (which expenses shall be approved in advance by Veracyte), with promotion of the business as mutually agreed upon by the Parties. Pathologists shall also participate in Veracyte’s branding and marketing programs as necessary to establish a unity of purpose in providing high quality technical and professional services to Veracyte’s clients, all in compliance with the Laws applicable to the provision of clinical laboratory and pathology services under this Agreement. All marketing and promotion activities (which shall not include Pathologists’ physician recruiting activities) shall be conducted solely at the direction of, as approved by, and in consultation with Veracyte. Veracyte shall have sole right and authority to approve the content and placement of any and all marketing and promotional materials relating to the Services provided under this Agreement.

(e)Compliance Program. Pathologists shall participate in and abide by Veracyte’s compliance program, policies and procedures, as established or adopted from time to time.

(f)Designation of Agent. Tom Traweek, M.D. shall serve as Pathologists’ sole and exclusive agent for purposes of communicating with Veracyte concerning the rights of Pathologists pursuant to this Agreement. Pathologists shall be bound by all actions and agreements made by this agent. Pathologists may designate, from time to time, a new agent, pursuant to written notice to Veracyte.

(g)Physician Compensation Arrangements. Pathologists represents and warrants to Veracyte that the compensation paid or to be paid by Pathologists to any physician is and will at all times be fair market value for services and items actually provided by such physician, not taking into account the value or volume of referrals or other business generated by such physician for Veracyte. Pathologists further represent and warrant to Veracyte that Pathologists has and will at all times maintain a written agreement with each physician receiving compensation from Pathologists.

3.Qualifications of Approved Physicians.

(a)Licenses and Certifications. Pathologists shall ensure that each Approved Physician: (i) has and maintains an unrestricted license to practice medicine in one or more of the Covered States as set forth herein, (ii) is and remains board certified in pathology by the applicable medical specialty board approved by the American Board of Medical Specialties, (iii) is and remains a participating provider in all Federal Health Care Programs, (iv) participates in continuing education as necessary to maintain licensure, professional competence and skills commensurate with the standards of the medical community, (v) meets all other licensing, credentialing and certification standards as mutually defined and agreed to during the term of this Agreement.

(b)Covered States. Veracyte may provide specimens from the fifty United States (the “Covered States”).

(c)Notification of Issues. Pathologists shall notify Veracyte in writing within two (2) business days after Pathologists becomes aware of any one or more of the following events:

(i)Any Approved Physician becomes the subject of any suit, action or other legal proceeding arising out of Pathologists’ professional services;

(ii)Any Approved Physician is required to pay damages or any other amount in any malpractice action by way of judgment or settlement;

(iii)Any Approved Physician becomes the subject of any disciplinary proceeding or action before any state’s medical board or similar agency responsible for professional standards or behavior;

(iv)Any Approved Physician becomes permanently incapacitated or disabled from practicing medicine;

(v)Any act of nature or any other event occurs which has a material adverse effect on any Approved Physician’s ability to perform the Services;

(vi)Any Approved Physician is charged with or convicted of a felony, a misdemeanor involving fraud, dishonesty, or moral turpitude, or any crime relevant to the practice of medicine; or

(vii)Any Approved Physician is debarred, suspended, excluded or otherwise ineligible to participate in any federal or state health care program.

(d)Mandatory Removal. Pathologists shall immediately remove any Approved Physician from furnishing Services under this Agreement who:

(i)has his or her state license to practice medicine or board certification denied, suspended, restricted, terminated, revoked or relinquished for any reason, whether voluntarily or involuntarily, temporarily or permanently, regardless of the availability of civil or administrative hearing rights or judicial review with respect thereto;

(ii)is debarred, suspended, excluded or otherwise ineligible to participate in any Federal Health Care Program; or

(iii)fails to be covered by the professional liability insurance required to be maintained under this Agreement.

(e)Removal Upon Request. Upon written request by Veracyte, Pathologists shall immediately remove any Approved Physician from furnishing Services under this Agreement who:

(i)engages in conduct that, in Veracyte’s good faith determination, jeopardizes or damages the reputation of Veracyte;

(ii)fails to satisfy any of the standards and qualifications set forth in this Agreement;

(iii)fails to comply with any other material terms or conditions of this Agreement after being given written notice of that failure and a reasonable opportunity to comply;

(iv)within a twelve (12) month period, has two (2) or more medical malpractice claims filed against him or her; or

(v)is charged with or convicted of a felony, a misdemeanor involving fraud, dishonesty, or moral turpitude, or any crime relevant to the practice of medicine.

4.Duties and Responsibilities of Veracyte.

(a)Laboratory. Veracyte shall be responsible for its cytology and molecular lab, its functions, quality and licensure.

(b)Slide Storage. Veracyte shall maintain and store all slides.

(c)Shipping. Veracyte shall ship specimens to Pathologists and pay for cost of return shipping to Veracyte for storage and reporting.

(d)Clinical Information. Veracyte shall provide all clinical information accompanying any specimens and a manifest of shipment contents.

(e)Software. Veracyte shall be responsible for dictation and reporting software. Veracyte shall also provide any billing or networking or other software needed.

(f)Managed Care Contracting. Except as otherwise provided in Section 9, below, Veracyte shall be responsible for all managed care contracting.

(g)Payment. Veracyte shall pay Pathologists in a timely manner as provided in the Agreement.

5.Practice of Medicine. Pathologists and Veracyte acknowledge that Veracyte is neither authorized nor qualified to engage in any activity which may be construed or deemed to constitute the practice of medicine. Accordingly, Veracyte shall not engage in the practice of medicine nor seek to provide the Services to be provided by Pathologists under this Agreement through its own physician employees or contractors. To the extent that any act or service required of, or reserved to, Veracyte in this Agreement is construed or deemed to constitute the practice of medicine, the performance of such act or service by Veracyte shall be deemed waived or unenforceable, unless this Agreement can be amended to comply with the law, in which case the Parties shall make such amendment.

6.Term. This Agreement shall become effective on the Effective Date, and shall continue until October 31, 2022 (the “Expiration Date”), unless terminated earlier as provided herein. The Agreement shall automatically renew for successive one (1) year terms unless either Party gives written notice of its intention not to renew this Agreement at least twelve (12) months prior to the end of the then current term.

7.Termination.

(a)Termination by Pathologists. Pathologists shall have the right to terminate this Agreement immediately upon the occurrence of the following:

(i)The insolvency of Veracyte;

(ii)The suspension, revocation, termination or other restriction on Veracyte’s laboratory license;

(iii)Failure of Veracyte to pay any undisputed amounts due hereunder within sixty (60) days after the receipt of written notice; or

(iv)Breach of the Agreement by Veracyte and its failure to cure such breach within sixty (60) days after the delivery of written notice thereof.

(b)Termination by Veracyte. Veracyte shall have the right to terminate this Agreement immediately upon the occurrence of any of the following:

(i)The insolvency of Pathologists;

(ii)The suspension or termination of Pathologists from any Federal Health Care Program;

(iii)Breach of the agreement by Pathologists and its failure to cure such breach within sixty (60) days after the delivery of written notice thereof; or

(iv)There is a “Substantial Change” in Pathologists, which Substantial Change has not received written approval, or subsequent ratification by Veracyte, whose approval or ratification shall not be unreasonably withheld. For purposes of this section, “Substantial Change” means the turnover ratio for Approved Physicians exceeds thirty percent (30%) in any two-year period, whether due to retirement, withdrawal, termination, suspension or otherwise.

(c)Termination of Ancillary Agreements. In further consideration of their agreements herein, the parties hereby terminate, effective immediately, the following written contracts: (i) that certain Management Services Agreement dated December 1, 2010 between Pathologists and Pathology Resource Consultants, LP (“PRC”), as amended, which agreement was assigned by PRC on this date to Veracyte; and (ii) that certain Services Agreement dated November 12, 2010 between PRC and Veracyte, as amended, which agreement was assigned on this date by PRC to Pathologists.

8.Compensation, Billing and Collection.

(a)Right to Bill. Except as otherwise provided in Section 9 below:

(i)Veracyte shall have the sole and exclusive right to bill and collect for any and all Services rendered by Pathologists pursuant to this Agreement and shall have the sole and exclusive right, title and interest in and to accounts receivable with respect to such pathology services.

(ii)Pathologists shall seek and obtain compensation for the performance of the Services only from Veracyte. Pathologists shall not bill, assess or charge any fee, assessment or charge of any type against any patient or any other person or entity for Services rendered by Pathologists pursuant to this Agreement. Pathologists shall promptly deliver to Veracyte any and all compensation, in whatever form, that is received by Pathologists for Services rendered by Pathologists pursuant to this Agreement.

(b)Pathologists’ Fee. Veracyte shall pay Pathologists for each specimen according to the fee schedule attached hereto as Exhibit E. Pathologists shall be paid within sixty (60) days after the end of the calendar month in which Pathologists complete the Services. Veracyte may bill patients and/or their third party payors, and payment to Pathologists is not contingent upon Veracyte’s receipt of payment.

(c)Assignment of Claims. Pathologists hereby assigns (or reassigns, as the case may be) to Veracyte all claims, demands and rights of Pathologists for payment for any and all Services rendered by Pathologists pursuant to this Agreement. Pathologists shall take such action and execute such documents as may be reasonably necessary or appropriate to effectuate the assignment (or reassignment, as the case may be) to Veracyte of all claims, demands and rights of Pathologists for payment for any and all Services rendered by Pathologists pursuant to this Agreement.

(d)Expense Reimbursements.

(i)Veracyte shall reimburse Pathologists for all reasonable and necessary business expenses incurred by Pathologists in connection with the performance of the Services, including shipping, postage, transcription fees, external consults performed at Veracyte’s request, etc.; provided that: (l) Pathologists have obtained prior written approval of Veracyte to incur expenses greater than Five Hundred Dollars ($500), (2) the expenses are directly related to the performance of the Services under this Agreement, (3) the expenses meet the requirements for reimbursement under Veracyte policies, and (4) Pathologists submit receipts to Veracyte within sixty (60) days of incurring the expenses. Receipts submitted to Veracyte after sixty (60) days may or may not be paid at the sole discretion of Veracyte.

(ii)Veracyte shall reimburse Pathologists for reasonable and necessary expenses incurred by Pathologists in connection with all sales and marketing activities to promote or represent Veracyte; provided that such sales and marketing activities and expenses are approved in advance by Veracyte.

(iii)Pathologists shall assume all financial responsibility for the costs incurred on or after January 1, 2013 for licensing all Approved Physicians, including, without limitation, any patient compensation fund contribution requirements required by any applicable state law.

(iv)Effective as of January 1, 2013, Pathologists shall be entitled to use one or more offices as mutually agreed from time to time in office space leased by Veracyte at 12357 A Riata Trace Parkway, Building 5, Austin, Texas 78727 (the “Premises”), pursuant to the Lease Agreement dated November 28, 2012 between Riata Holdings, L.P. and Veracyte (as amended from time to time, the “Lease”). Commencing on May 1, 2013, Pathologists shall reimburse Veracyte the proportionate share, including common areas, (based on the ratio of office space used by Pathologists relative to the total space leased by Veracyte) of Veracyte’s actual out-of-pocket occupancy costs for such space including base rent and operating expenses. Pathologists acknowledges that it has reviewed the Lease. Pathologists shall comply with all of the terms and conditions of the Lease, and, in the event a default under the Lease arises from any act or omission of Pathologists or its employees, agents or invitees, then (1) Pathologists shall promptly cure such default, and (2) Pathologists shall indemnify, defend and hold Veracyte harmless from all losses, costs, liabilities and damages (collectively, “Claims”) arising from such act or omission, including any Claims by the landlord under the Lease. Without limiting the generality of the foregoing, Pathologists shall obtain the following insurance coverages: commercial general liability insurance (including property damage, bodily injury and personal injury coverage) in amounts of $1,000,000 per occurrence, $2,000,000 annual aggregate; with an additional $1,000,000 in umbrella coverage; commercial auto liability insurance covering automobiles owned, hired or used by a Permitted Occupant in carrying on its business at the Premises with limits not less than $1,000,000 combined single limit for each accident; and workers’ compensation insurance.

9.Third Party Payor Arrangements.

(a)Cooperation. Pathologists shall reasonably cooperate with Veracyte at Veracyte’s expense in the billing and collection of fees with respect to Services rendered by Pathologists pursuant this Agreement. Without limiting the generality of the foregoing, Pathologists shall reasonably cooperate with Veracyte: (i) in providing information to permit Veracyte to complete such claim forms with respect to Services rendered by Pathologists pursuant to this Agreement as may be required by insurance carriers, health care service plans, governmental agencies, or other third party payors; and (ii) in all reasonable respects necessary to facilitate Veracyte’s entry into or maintenance of any third party payor arrangements for the provision of services under Federal Health Care Programs or any other public or private health care programs, including insurance programs, self-funded employer health programs, health care service plans and preferred provider organizations.

(b)Enrollment as provider. If Veracyte is not permitted to participate in any third-party payor arrangement that includes the Services, Veracyte may request Pathologists to:

(i)Enroll as a provider, separate from Veracyte, in any third party payor arrangement designated by Veracyte, with respect to services provided pursuant to this Agreement;

(ii)Enter into an express contractual agreement with said third party payor, or with any intermediate organization, including any independent practice association, as required to effect Pathologists’ enrollment as a provider; and/or

(iii)Enter into an express contractual agreement with Veracyte regarding global billing, capitation or other payment arrangements that cover Veracyte services and pathology services, as necessary to implement the third party payor arrangement.
Notwithstanding any other provision in this Agreement, upon Pathologists’ failure for any reason to take any of the steps above within ten (10) business days after receipt of a written request, Veracyte may engage an additional service provider to provide the Services for patients covered by the third-party payor in question.

10.	Insurance.

(a)Insurance. Pathologists shall at its own expense maintain professional errors and omissions insurance with policy limits of at least One Million Dollars ($1,000,000) per claim and Three Million Dollars ($3,000,000) annual aggregate for each Approved Physician. Veracyte shall at its own expense maintain professional malpractice insurance for its laboratory operations with policy limits of at least Three Million Dollars ($3,000,000).

(b)Waiver of Subrogation. Whenever (a) any loss, cost, damage or expense resulting from professional malpractice is incurred by either Party and (b) such Party is then covered (or is required under this Agreement to be covered) in whole or in part by insurance with respect to such loss, cost, damage or expense, then the Party so insured hereby releases the other Party from any liability it may have on account of such loss, cost, damage or expense to the extent of any amount recovered by reason of such insurance, and waives any right of subrogation which might otherwise exist on account thereof, provided that such release of liability and waiver of the right to subrogation shall not be operative in any case where the effect thereof is to invalidate such insurance coverage or increase the cost thereof. The Parties shall use their respective best efforts to obtain such a release and waiver of subrogation from their respective insurance carriers and shall obtain any special endorsements, if required by their insurer, to evidence compliance with the aforementioned waiver. The releases granted herein shall include releases of claims caused by negligence.

11.Indemnity.

(a)Indemnity by Pathologists. Pathologists shall indemnify and defend Veracyte from and against any claims arising out of (i) the breach of this Agreement by Pathologists, and/or (ii) from Pathologists’ professional errors or omissions.

(b)Indemnity by Veracyte. Veracyte shall indemnify and defend Pathologists against any claims arising out of (i) the breach of this Agreement by Veracyte, (ii) the preparation of any pathology specimens by Veracyte, and/or (iii) the operation of the cytology or molecular laboratories, and/or (iv) the wrongful disclosure of any patient protected health information by Veracyte or as a result of any defects in any software or computer system provided or maintained by Veracyte.

12.Cooperation between the Parties.

(a)General Duty to Cooperate. The Parties: (1) shall interact professionally, positively and respectfully with each other and with all of their respective employees and contractors; (2) shall not in any way intentionally disparage or otherwise communicate to third parties negative facts, statements or opinions regarding the other and their respective Board members, partners, employees or business; and (3) shall at all times perform the Services in a manner that is in the best interests of Veracyte and in the best interests and safety of patients. Pathologists agree to reasonably cooperate with Veracyte in: any pending or future government or payor investigation; any litigation, arbitration or other dispute resolution involving Veracyte; and any internal investigation Veracyte may conduct. Veracyte shall reimburse Pathologists for all expenses reasonably incurred by Pathologists in compliance with this Section 12(a), except that Veracyte shall not pay Pathologists for Pathologists’ expenses in any dispute resolution where Pathologists are a co-defendant in an action brought by a third party.

(b)Claim Resolution. The Parties recognize that, during the term of this Agreement and for a period thereafter, certain risk management issues, legal issues, claims or actions may arise that involve or could potentially involve the Parties and their respective employees and agents. The Parties further recognize the importance of cooperating with each other in good faith when such issues, claims or actions arise, to the extent such cooperation does not violate any applicable laws, cause the breach of any duties created by any policies of insurance or programs of self-insurance, or otherwise compromise the confidentiality of communications or information regarding the issues, claims or actions. As such, the Parties hereby agree to cooperate in good faith, using their best efforts, to address such risk management and claims handling issues in a manner that strongly encourages full cooperation between the Parties.

13.Noncompetition/Nonsolicitation.

(a)Noncompetition. During the term of this Agreement, Pathologists shall not, without first obtaining the prior written consent of Veracyte, provide cytopathologic studies of thyroid specimens. Pathologists shall ensure that each of the physicians that are providing the Services under this Agreement shall not provide a service that is similar to the Services to any third party.

(b)Nonsolicitation of Employees. Each Party agrees that during the term of the Agreement and for two (2) years after the termination for any reason, it will not solicit the employment of any employee or contractor of the other Party. Furthermore, Veracyte may not directly or indirectly employ, engage or use the services of any physician who Veracyte required that Pathologists remove from providing Services hereunder. Notwithstanding the foregoing, if Pathologists fail to provide the Services under this Agreement, Veracyte may deliver notice to Pathologists describing such failure and if Pathologists do not cure such failure within thirty (30) days after receipt of such notice, Veracyte shall have the right to enter into agreements directly with the physicians that have provided the Services under this Agreement.

14.Confidentiality.

(a)Confidential Information. Each Party recognizes and acknowledges that, by virtue of entering into this Agreement and performing their respective obligations hereunder, each Party may have access to certain information of the other Party that is confidential and constitutes proprietary, valuable, special and unique property of the other Party. The Parties agree that they shall not at any time, either during or subsequent to the term of this Agreement, disclose to others, use, copy or permit to be copied, without the express prior written consent of the other Party whose confidential information is so disclosed or used, except pursuant to the performance of such Party’s duties thereunder, any confidential or proprietary information of the other Party, including, but not limited to, information which concerns clients and their respective patients, costs, or methods of operation or marketing, and which is not otherwise available to the public.

(b)Disclosure of Terms of this Agreement. Except for disclosure to a Party’s legal counsel, accountants or financial advisors, neither Party shall disclose the terms of this Agreement to any person who is not a party or signatory, unless disclosure thereof is required by law or otherwise authorized by this Agreement or consented to in writing by the other Party.

(c)Patient Information. Pathologists shall not disclose to any third party, except where permitted or required by law or where such disclosure is expressly approved by Veracyte in writing, any patient or medical record information regarding patients of Veracyte, and Pathologists shall comply with all federal and state laws and regulations regarding the confidentiality of such information. Pathologists acknowledge and agree that it shall be deemed to constitute a “business associate” of Veracyte as such term is defined in the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information, Technology for Economic and Clinical Health Act of 2009 (collectively, “HIPAA”). Accordingly, Pathologists shall comply with all applicable provisions of HIPAA and the regulations and rules promulgated thereto, including, without limitation, executing and delivering to Veracyte a business associate agreement in the form as attached as Exhibit G hereto.

(d)Survival. The provisions of this Section 14 shall survive expiration or other termination of this Agreement, regardless of the cause of such termination.

15.Miscellaneous Provisions.

(a)Independent Contractor. In performance of all work, duties and obligations under this Agreement, Pathologists are at all times acting and performing as independent contractors practicing the profession of medicine. Veracyte shall have no control or direction over the methods by which Pathologists perform the work and functions required by this Agreement. Pathologists have sole responsibility for the recruitment, retention and compensation of physicians providing Services under this agreement.

(b)Tradename. To the extent that Pathologists adopt a legal name, tradename and/or servicemark that is derivative of “Veracyte,” use of such derivative shall be subject to Veracyte’s prior written approval and subject to a revocable license granted by Veracyte, which license shall be revoked and terminate upon termination or expiration of this Agreement.

(c)Governing Law. This Agreement will be governed by the laws of the State of Texas.

(d)Assignment. No assignment of this Agreement or the rights and obligation hereunder shall be valid without the specific written consent of both Parties hereto. This is not a third party beneficiary agreement. Notwithstanding the foregoing, the Parties agree that either Party may assign this Agreement without such consent (a) to any entity which is controlled by or under common control with that Party, or (b) in connection with the transfer or sale of all or substantially all of its business or assets related to this Agreement, or in the event of its merger, consolidation, change in control or other similar transaction.

(e)Notices. All notices, requests, demands and any other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly delivered in person or if sent by registered or certified first class United States mail, postage prepaid, or via electronic mail, to:

If to Veracyte:

Veracyte, Inc.
6000 Shoreline Court, Suite 300
South San Francisco, CA 94080
Attention: Bonnie Anderson
email: bonnie@veracyte.com
copy email: keith@veracyte.com

with copy to:

Fenwick & West LLP
555 California St., 12th Floor
San Francisco, CA 94104
Attention: Doug Cogen
email: dcogen@fenwick.com

If to Pathologists:

Thyroid Cytopathology Partners, P.A.
12357 A Riata Trace Parkway
Building 5, Ste 100
Austin, Texas 78727
Attention: Tom Traweek, M.D.
email: tom@thyroidcytopath.com

with copy to:

Locke Lord LLP
2200 Ross Avenue
Suite 2800
Dallas, TX 75201
Attention: Jack Jacobsen
email: jjacobsen@lockelord.com

Any of the undersigned may from time to time change said addresses by written notice to the other Party as provided in this Agreement.

(f)Entire Agreement. This Agreement contains the complete, full and exclusive understanding of the Parties with respect to the subject matter hereof and supersedes any and all other agreements between the Parties with respect to this subject matter, including the Original Agreement provided that all rights and obligations that accrued under the Original Agreement prior to the Effective Date shall continue in accordance with the terms of the Original Agreement.

(g)Headings. All headings are for convenience only and shall not be construed to modify the substance of this Agreement.

(h)Amendments. Any amendments, additions or supplements to this Agreement shall be effective and binding on the Parties only if in writing and signed by each Party to this Agreement.

(i)Severability. If any provision of this Agreement is found to be invalid or unenforceable, such provision shall be deemed stricken from this Agreement and the remainder of this Agreement shall remain in full force and effect. The Parties shall negotiate in good faith to amend the Agreement to replace any provision found to be invalid or unenforceable with a valid and enforceable provision which, as nearly as possible, accomplishes the original objectives of the Parties.

(j)Waivers. One or more waivers by either Party of a breach of this Agreement by the other Party shall not be construed as a waiver of further breaches of this Agreement.

(k)Inurement. This Agreement shall be binding upon and shall inure to the benefit of each of the Parties hereto, their heirs, estates, spouses, executors, administrators, partners, successors and assigns.

(l)Multiple Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original and each alone and all together shall constitute one and the same instrument.

(m)Arbitration.

(i)Any controversy or claim arising out of or relating to this Agreement shall be settled by binding arbitration in accordance with the applicable rules of the American Arbitration Association or a successor organization (the “Arbitration Company”), or such other rules as may be agreed upon by the Parties, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof, subject to the following terms, conditions, and exceptions:

(ii)There shall be one (1) arbitrator agreed to by the Parties from the Arbitration Company or, if the Parties cannot agree on one arbitrator, there shall be three (3) arbitrators whose selection shall be made in accordance with the procedures then existing for the selection of such arbitrators by the Arbitration Company.

(iii)The venue of any arbitration shall be Travis County, Texas, and the arbitration shall be conducted in accordance with the laws of the State of Texas.

(iv)Notwithstanding any provision of Texas law or the applicable rules of the Arbitration Company to the contrary, each Party shall have all of the rights of discovery pertaining to civil litigation as provided in Texas law. Unless the Parties otherwise agree in writing, any arbitration hereunder shall be conducted in accordance with the rules of evidence existing in the State of Texas at the time of the arbitration.

(v)Each of the Parties will share equally in the costs and expenses of arbitration unless the arbitrators find that the position of the non-prevailing Party in such arbitration was without substantial justification, in which event the arbitrators may assess all or an unequal portion of such costs and expenses together with reasonable attorneys’ fees against the non-prevailing Party, as the arbitrators deem equitable.
[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed as of the day and year first written above.

	PATHOLOGISTS		VERACYTE, INC.

THYROID CYTOPATHOLOGY
PARTNERS, P.A

By:	/s/ Tom Traweek	By:	/s/ Bonnie Anderson

Its:	Chief and President	Its:	Chief Executive Officer

EXHIBIT A
EXCEPTIONS TO EXCLUSIVITY
NONE

EXHIBIT B
APPROVED PHYSICIANS
Dr. Tom Traweek
Dr. Cherry Starling
Dr. Kelly Gilliland
Dr. Laura Been
Dr. Robert Domingo
Dr. Sharon Hirsh
Dr. Michelle Horton
Dr. Lorna Ogden
Dr. Cindi Snowden
Dr. Sharenda Williams
Dr. Karen Nauschuetz

EXHIBIT C
ADDITIONAL PATHOLOGY SERVICES
NONE

EXHIBIT D
[RESERVED]

EXHIBIT E
FEE SCHEDULE

Period            Price per Nodule
October 1, 2017 - September 30, 2019         $[*]
October 1, 2019 - October 31, 2022             $[*]

.

EXHIBIT F
RESERVED

EXHIBIT G
BUSINESS ASSOCIATE AGREEMENT
This Business Associate Agreement (the “Agreement”) is made by and among VERACYTE, INC., a California corporation (herein referred to as “Covered Entity”) and THYROID CYTOPATHOLOGY PARTNERS, P.A., a Texas professional association (hereinafter referred to as “Business Associate”). Covered Entity and Business Associate shall be collectively referred to herein as the “Parties”,
WHEREAS, Covered Entity is entering into a business relationship with Business Associate that is memorialized in that certain Amended and Restated Pathology Services Agreement (the “Underlying Agreement”) entered into as of even date herewith pursuant to which Business Associate may be considered a “business associate” of Covered Entity as defined in the Health Insurance Portability and Accountability Act of 1996 (“HIPAA”) including all pertinent regulations (45 CFR Parts 160 and 64) issued by the U.S. Department of Health and Human Services as either have been amended by Subtitle D of the Health Information Technology for Economic and Clinical Health Act (the “HITECH Act”), as Title XIII of Division A and Title IV of Division B of the American Recovery and Reinvestment Act of 2009 (Pub. L. 111-5); and
WHEREAS, the nature of the prospective contractual relationship between Covered Entity and Business Associate may involve the exchange of Protected Health Information (“PHI”) as that term is defined under HIPAA; and
For good and lawful consideration as set forth in the Underlying Agreement, Covered Entity and Business Associate enter into this agreement for the purpose of ensuring compliance with the requirements of HIPAA, its implementing regulations, the HITECH Act and relevant State law;
NOW THEREFORE, the premises having been considered and with acknowledgment of the mutual promises and of other good and valuable consideration herein contained, the Parties, intending to be legally bound, hereby agree as follows:
DEFINITIONS.
Individual. “Individual” shall have the same meaning as the term “individual” in 45 CFR §164.501 and shall include a person who qualifies as a personal representative in accordance with 45 CFR §164.502(g).
Breach. “Breach” shall have the same meaning as the term “breach” in § 13400 of the HITECH Act and shall include the unauthorized acquisition, access, use, or disclosure of PHI that compromises the security or privacy of such information.
Designated Record Set. “Designated Record Set” shall have the same meaning as the term “designated record set” in 45 CFR §164.501.
Privacy Rule. “Privacy Rule” shall mean the Standards for Privacy of Individually Identifiable Health Information at 45 CFR Part 160 and Part 164, Subparts A and E, as amended by the HITECH Act and as may otherwise be amended from time to time.
Protected Health Information. “Protected Health Information” or “PHI” shall have the same meaning as the term “protected health information” in 45 CFR §164.501, limited to the information created or received by Business Associate from or on behalf of Covered Entity.
Required by Law. “Required by Law” shall have the same meaning as the term “required by law” in 45 CFR §164.501.
Secretary. “Secretary” shall mean the Secretary of the U.S. Department of Health and Human Services or his or her designee.
Security Rule. The “Security Rule” shall mean the regulations found at 45 CFR Parts 160 and 164, Subpart C, as may be amended from time to time.
Unsecured Protected Health Information. “Unsecured Protected Health Information” or “Unsecured PHI” shall mean PHI that is not secured through the use of a technology or methodology specified by the Secretary in guidance or as otherwise defined in the §13402(h) of the HITECH Act.
USE OR DISCLOSURE OF PHI BY BUSINESS ASSOCIATE.
Except as otherwise limited in this Agreement, Business Associate may use or disclose Protected Health Information to perform functions, activities, or services for, or on behalf of, Covered Entity as specified in the Underlying Agreement, provided that such use or disclosure would not violate the Privacy Rule.
Business Associate shall only use and disclose PHI if such use or disclosure complies with each applicable requirement of 45 CFR §164.504(e).
DUTIES OF BUSINESS ASSOCIATE RELATIVE TO PHI.
Business Associate shall not use or disclose PHI other than as permitted or required by this Agreement or as Required by Law.
Business Associate shall be directly responsible for full compliance with the relevant requirements of the Privacy Rule to the same extent as Covered Entity.
Business Associate shall comply with the provisions of the Security Rule directing the implementation of administrative, physical and technical safeguards for electronic-PHI (“e-PHI”) and the development and enforcement of related policies, procedures, and documentation standards (including but not limited to designation of a security official).
In the event of an unauthorized use or disclosure of PHI or a Breach of Unsecured PHI, Business Associate shall mitigate, to the extent practicable, any harmful effects of said disclosure that are known to it.
Business Associate agrees to ensure that any agent, including a subcontractor, to whom it provides Protected Health Information received from, or created or received by Business Associate on behalf of Covered Entity, agrees to the same restrictions and conditions that apply through this Agreement to Business Associate with respect to such information.
To the extent applicable, Business Associate shall provide access to Protected Health Information in a Designated Record Set at reasonable times, at the request of Covered Entity or, as directed by Covered Entity, to an Individual in order to meet the requirements under 45 CFR §164.524.
Business Associate will, upon receipt of written notice from Covered Entity, promptly amend or permit Covered Entity access to amend any portion of Covered Entity’s PHI so that Covered Entity may meet its amendment obligations under 45 CFR §164.526.
Business Associate shall, upon request with reasonable notice, provide Covered Entity access to its premises for a review and demonstration of its internal practices and procedures for safeguarding PHI.
Business Associate agrees to document such disclosures of PHI and information related to such disclosures as would be required for a Covered Entity to respond to a request by an Individual for an accounting of disclosures of PHI in accordance with 45 C.F.R. §164.528. Should an Individual make a request to Covered Entity for an accounting of disclosures of his or her PHI pursuant to 45 C.F.R. §164.528, Business Associate agrees to promptly provide Covered Entity with information in a format and manner sufficient to respond to the Individual’s request.
Business Associate shall, upon request with reasonable notice, provide Covered Entity with an accounting of uses and disclosures of PHI provided to it by Covered Entity.
Business Associate shall make its internal practices, books, records, and any other material requested by the Secretary relating to the use, disclosure, and safeguarding of PHI received from Covered Entity available to the Secretary for the purpose of determining compliance with the Privacy Rule. The aforementioned information shall be made available to the Secretary in the manner and place as designated by the Secretary or the Secretary’s duly appointed delegate. Under this Agreement, Business Associate shall comply and cooperate with any request for documents or other information from the Secretary directed to Covered Entity that seeks documents or other information held by Business Associate.
Business Associate may use Protected Health Information to report violations of law to appropriate Federal and State authorities, consistent with 42 C.F.R. §164.502(j)(1).
Except as otherwise limited in this Agreement, Business Associate may disclose PHI for the proper management and administration of Business Associate, provided that disclosures are Required by Law, or Business Associate obtains reasonable assurances from the person to whom the information is disclosed that it will remain confidential and used or further disclosed only as Required by Law or for the purpose for which it was disclosed to the person, and the person notifies Business Associate of any instances of which it is aware in which the confidentiality of the information has been breached.
REPORTING.
A.     Privacy Breach. Business Associate will report to Covered Entity any use or disclosure of Covered Entity’s PHI that is not permitted by this Agreement or the Underlying Agreement. In addition, Business Associate will report to Covered Entity, following discovery and without reasonable delay, but in no event later than ten (10) days following discovery, any suspected or actual “Breach” of “Unsecured Protected Health Information” as these terms are defined by the HITECH Act and any implementing regulations. Business Associate shall cooperate with Covered Entity in investigating the potential or actual breach and in meeting Covered Entity’s obligations under the HITECH Act and any other state or federal privacy or security breach notification laws. Any such report shall contain at a minimum the information set forth on Attachment A attached hereto and incorporated by reference. Since time is of the essence under the HITECH Act, in addition to providing the report in accordance with the notice provisions contained in Section XI below, a copy of the report shall be faxed to the Privacy Officer at (615)695-8426 or to such other person as Covered Entity shall request in writing of Business Associate.
TERM AND TERMINATION.

Term. The Term of this Agreement shall be effective as of the date the Underlying Agreement is effective, and shall terminate when all of the Protected Health Information provided by Covered Entity to Business Associate, or created or received by Business Associate on behalf of Covered Entity, is destroyed or returned to Covered Entity, or, if it is infeasible to return or destroy Protected Health Information, protections are extended to such information, in accordance with the termination provisions in this Section V.
A.     Termination for Cause. Upon Covered Entity’s knowledge of a material breach by Business Associate, Covered Entity shall:
Provide a reasonable opportunity for Business Associate to cure the breach or end the violation and, if Business Associate does not cure the breach or end the violation within the reasonable time specified by Covered Entity, terminate this Agreement;
Immediately terminate this Agreement if Business Associate has breached a material term of this Agreement and cure is not possible; or
If neither termination nor cure is feasible, report the violation to the Secretary.
Effect of Termination.
Except as provided in paragraph C(2) of this section, upon termination of this Agreement, for any reason, Business Associate shall return or destroy (at Covered Entity’s sole discretion) all Protected Health Information received from Covered Entity, or created or received by Business Associate on behalf of Covered Entity. This provision shall apply to Protected Health Information that is in the possession of subcontractors or agents of Business Associate. Business Associate shall not retain any copies of the Protected Health Information. Any information that is in electronic format shall be provided to Covered Entity at no additional charge. The format to be provided should be one that is commonly used for export (i.e. comma delimited, text file, Word, Excel or Access database) that is agreeable to Covered Entity.
In the event that Business Associate determines that returning or destroying the Protected Health Information is infeasible, Business Associate shall provide to Covered Entity written notification of the conditions that make return or destruction infeasible. After written notification that return or destruction of Protected Health Information is infeasible, Business Associate shall extend the protections of this Agreement to such Protected Health Information and limit further uses and disclosures of such Protected Health Information to those purposes that make the return or destruction infeasible, for so long as Business Associate maintains such Protected Health Information.
Should Business Associate make a disclosure of PHI in violation of this Agreement, Covered Entity shall have the right to immediately terminate any contract, other than this Agreement, then in force between the Parties, including the Underlying Agreement.
REMEDIES IN EVENT OF BREACH AND INDEMNIFICATION. Business Associate hereby recognizes that irreparable harm may result to Covered Entity, and to the business of Covered Entity, in the event of breach by Business Associate of any of the covenants and assurances contained in this Agreement. As such, in the event of breach of any of the covenants and assurances contained in Sections II, III or IV above, Covered Entity shall be entitled to enjoin and restrain Business Associate from any continued violation of Sections II, III or IV. Furthermore, Business Associate will indemnify, defend and hold harmless Covered Entity, its officers, directors, employees, agents, and assigns, from and against any and all losses, liabilities, damages, costs, and expenses (including reasonable attorneys’ fees) arising out of or related to the Business Associate’s breach of its obligations under this Agreement.
MODIFICATION. This Agreement may only be modified through a writing signed by the Parties. The Parties agree to take such action as is necessary to amend this Agreement from time to time as is necessary for Covered Entity to comply with the requirements of the Privacy Rule and HIPAA.
INTERPRETATION OF THIS CONTRACT IN RELATION TO OTHER CONTRACTS BETWEEN THE PARTIES. Should there be any conflict between the language of this contract and any other contract entered into between the Parties (either previous or subsequent to the date of this Agreement), the language and provisions of this Agreement shall control and prevail unless the Parties specifically refer in a subsequent written agreement to this Agreement by its title and date and specifically state that the provisions of the later written agreement shall control over this Agreement.
COMPLIANCE WITH STATE LAW. If the HIPAA Privacy or Security Rules and the law of the State in which Covered Entity is located conflict regarding the degree of protection provided for protected health information, Business Associate shall comply with the more restrictive protection requirement.
MISCELLANEOUS.
Ambiguity. Any ambiguity in this Agreement shall be resolved to permit Covered Entity to comply with the Privacy Rule.
Notice to Covered Entity. Any notice required under this Agreement to be given Covered Entity shall be made in writing to:
Veracyte, Inc.
6000 Shoreline Court, Suite 300
South San Francisco, CA 94080
Attention: Bonnie Anderson

with copy to:

Fenwick & West LLP
555 California St., 12th Floor
San Francisco, CA 94104
Attention: Doug Cogen

Notice to Business Associate. Any notice required under this Agreement to be given Business Associate shall be made in writing to:
Thyroid Cytopathology Partners, P.A.
12357 A Riata Trace Parkway
Building 5, Ste 100
Austin, Texas 78727
Attention: Tom Traweek, M.D.
with copy to:
Locke Lord LLP

2200 Ross Avenue
Suite 2800
Dallas, TX 75201
Attention: Jack Jacobsen
IN WITNESS WHEREOF and acknowledging acceptance and agreement of the foregoing, the Parties affix their signatures hereto.

	COVERED ENTITY:		BUSINESS ASSOCIATE:

By:		By:

Name:		Name:

Title:		Title:

ATTACHMENT A
FORM OF NOTIFICATION TO COVERED ENTITY OF
BREACH OF UNSECURED PHI
This notification is made pursuant to the Business Associate Agreement between VERACYTE, INC., a California corporation (“Covered Entity”), and THYROID CYTOPATHOLOGY PARTNERS, P.A., a Texas professional association (“Business Associate”).
Business Associate hereby notifies Covered Entity that there has been an actual or potential breach of unsecured (unencrypted) protected health information (PHI) that Business Associate has used or has had access to under the terms of the Business Associate Agreement.

Description of the breach:

Date of the breach:		Date breach

Number of individuals affected by the breach:

Indicate type of breach:

☐	Theft
☐	Loss
☐	Improper Disposal
☐	Unauthorized Access
☐	Hacking/IT Incident
☐	Other:______________
Location of Breached Information:
☐	Laptop
☐	Desktop Computer
☐	Email
☐	Portable Media/Device
☐	EMR
☐	Paper
☐	Other:_____________

A description of the types of unsecured PHI that were involved in the breach (Demographic - full or partial name, Social Security number, date of birth, home address, account number, or disability code; Financial - billing information, credit card # or check/bank account number; Clinical - any mention of diagnosis, procedure, treatment provided, or ICD-9-CM or CPT-codes; Other):

What safeguards were in place prior to the breach: (Circle all that apply) Firewalls, packet filtering, secure browser, strong authentication, encrypted wireless, physical security (explain), logic access control, anti-virus software (list product name), intrusion detection, biometrics, etc.:

Description of what Business Associate is doing to investigate the breach, to mitigate losses, and to protect against any further breaches:

Contact information to ask questions or learn additional information:

Name:

Title:

Address:

Email Address:

Phone Number: